UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

BORDERFREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36359	52-2216062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
292 Madison Avenue, 5th Floor
New York, New York 10017
(212) 299-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, the board of directors of Borderfree, Inc. (the “Company”), elected Ms. Beth Pritchard to serve as a director of the Company effective October 16, 2014. Ms. Pritchard will serve as a Class III director, to serve until the Company's annual meeting of stockholders next following December 31, 2016, or until her successor is duly elected and qualified.

As a non-employee director, Ms. Pritchard will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. In addition, the Company expects to enter into an indemnification agreement with Ms. Pritchard in connection with her appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Ms. Pritchard and any other persons pursuant to which she was elected as a director, and Ms. Pritchard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Pritchard has served as a principal and strategic advisor for Sunrise Beauty Studio, LLC, a developer and manufacturer of personal care and fragrance products, since 2009. Ms. Pritchard also has served as North American Advisor to M.H. Alshaya Co., a diverse franchisee group based in the Middle East, since 2009. From 2006 to 2009, Ms. Pritchard was the President and Chief Executive Officer and subsequent Vice Chairman of Dean & DeLuca, Inc., a retailer of gourmet and specialty foods. Ms. Pritchard was the President and Chief Executive Officer of Organized Living Inc., a retailer of home and office storage and organization products, from 2004 to 2005.

From 1991 to 2003, Ms. Pritchard held executive positions with Limited Brands, Inc., the parent company of specialty retailers, serving as President and Chief Executive Officer of Bath & Body Works, Chief Executive Officer of Victoria’s Secret Beauty and Chief Executive Officer of The White Barn Candle Company. Ms. Pritchard currently serves on the board of directors of Vitamin Shoppe, Inc. Ms. Pritchard also serves as a director and member of the compensation committee of Zale Corporation, a director and member of the human resources/compensation committee of Shoppers Drug Mart Corporation and a director and member of the compensation committee and nomination and governance committee of Cabela’s, Inc. Ms. Pritchard also served as a director of Ecolab Inc. from 2004 to 2010, Borders Group, Inc. from 2000 to 2007, and Albertson’s Inc. from 2004 to 2006.

We believe that Ms. Pritchard is qualified to serve as a director due to her extensive experience in the retail industry as the Chief Executive Officer of multi-store retailers and her service on the boards of directors of retailers.

On October 22, 2014, the Company issued a press release regarding Ms. Pritchard’s appointment to the board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit relating to Item 5.02 shall be deemed furnished, and not filed:

99.1 Press Release dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORDERFREE, INC.

Date:	October 22, 2014
By:	/s/ Edwin A. Neumann
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 22, 2014